                                                                      Exhibit 21

                     SUBSIDIARIES OF THE ALLEN TELECOM INC.
                     --------------------------------------

The following is a list of the subsidiaries of Allen Telecom Inc. (Delaware, 02-03-69), and indented, subsidiaries of such subsidiaries, including in each case the state or other jurisdiction in which each subsidiary was incorporated or organized, and indicating in each case the percentage of voting securities owned by the immediate parent.

                                                   STATE/COUNTRY OF
NAME OF CORPORATION                                INCORPORATION                            DATE                 %
-------------------                                -------------                            ----                 -
The Allen Group Canada Limited                     Ontario, Canada                      04-19-72               100
The Allen Group Internat'l Sales Corp.             Barbados                             09-15-94               100
The Allen Group International, Inc.                Delaware                             07-19-73               100
     The Allen Group GmbH                          Germany                              09-29-70               100
Allen Telecom Canada, Inc.                         Ontario                              04-14-93               100
Allen Telecom (France) S.A. (2)                    France                               04-09-97               100
     Telia S.A. (3)                                France                               10-19-90                62
Allen Telecom GmbH                                 Germany                              07-28-90               100
Allen Telecom Group Limited (1)                    U.K.                                 05-08-72               100
Allen Telecom (Holdings) Pty Limited               Australia                            07-18-96               100
     Allen Telecom (Australia) Pty Limited         Australia                            07-23-96               100
Allen Telecom (Hong Kong) Limited (4)              Hong Kong                            04-25-97               100
Allen Telecom Investments, Inc.                    Delaware                             04-01-97               100
Allen Telecom (Mauritius) Holdings Ltd.            Mauritius                            11-25-97               100
      Decibel Products (Guangzhou) Ltd.            China                                01-19-98               100
Allen Telecom (Singapore) Pte Limited              Singapore                            06-03-97               100
Allen Telecomunicadoes do Brasil Ltda (5)          Brazil                                  11-95               100
Antenna Specialists Co., Inc.                      Delaware                             10-07-88               100
     Antespec, S.A. de C.V.                        Mexico                               11-14-88               100
ATI International, Inc.                            Delaware                             12-10-97               100
Comsearch Holdings Inc.                            Delaware                             08-22-97               100
        Telespectro de Mexico, S.A. de C.V.        Mexico                                  11-97               100
Decibel Mobilcom Limited (1)                       England                              01-31-91               100
FOREM S.r.l.                                       Italy                                11-14-94               100
     FOREM France S.a.r.l. (6)                     France                                   1993                99
     FOREM (UK) Limited                            U.K.                                     1988               100
     Mikom G.m.b.H. (7)                            Germany                              05-07-85                62
              Mikom Vertriebs und Service GmbH     Austria                              10-18-96                60
              (8)
              Mitras Ltd. (9)                      Hungary                                  1992                60
              C-com, spol. s.r.o.                  Czechoslovakia                       02-26-96                25
MARTA Technologies, Inc.                           Delaware                             10-14-92               100
Orion Far East Management Inc. (1)                 Delaware                             07-16-81               100


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
                                                   STATE/COUNTRY OF
NAME OF CORPORATION                                INCORPORATION                            DATE                 %
-------------------                                -------------                            ----                 -
Orion Industries, Inc., Limited (1)                Hong Kong                            06-01-71               100
     Orion Imports & Exports Limited (1)           Hong Kong                            09-07-73               100
     Orion Industries, Inc. Japan (1)              Japan                                   09-73               100
     Orion Industries Taiwan Limited (1)           Taiwan                                  10-73               100
RF Micro Devices, Inc.                             North Carolina                       02-27-92               8.2
Signal Science, Incorporated                       California                           09-25-74               100
Tekmar Sistemi S.r.l. (10)                         Italy                                09-20-80              64.3
Telecom Wireless Solutions, Inc.                   Delaware                             10-31-94                19
WINDATA Inc. (11)                                  Delaware                             06-05-90              19.9


(1) These subsidiaries are not significant in the aggregate and are no longer active.

(2) Of the 2,500 shares issued and outstanding, 2,494 shares are owned by Allen Telecom Inc., 1 share is owned by Allen Telecom Investments, Inc. and the remaining 5 shares are owned in name only by Allen employees.

(3) Of the 10,000 shares issued and outstanding, 6,196 shares are owned by Allen Telecom (France) S.A., 4 shares are owned by Allen employees, and Allen Telecom (France) SA. owns options to acquire the remaining 3,800 shares.

(4) Of the 1,000 shares issued and outstanding, 999 shares are owned by Allen Telecom Inc. and 1 share is owned by Allen Telecom Investments, Inc.

(5) 99% of the outstanding capital stock of this subsidiary is owned by Allen Telecom Inc. and the remaining 1% is owned by Allen Telecom Investments, Inc.

(6) 99% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 1% is owned by senior management of FOREM France S.a.r.l.

(7) 62% of the outstanding capital stock of this subsidiary is owned by FOR.E.M. S.p.A. and the remaining 38% is owned by the managing director of Mikom G.m.b.H.

(8) 60% of the outstanding capital stock is owned by Mikom G.m.b.H. and the remaining 40% is owned by the partners of Mikom G.m.b.H. in the venture.

(9) 60% of the outstanding capital stock of this subsidiary is owned by MIKOM G.m.b.H. and the remaining 40% is owned by senior management of Mitras Ltd.

(10) 64.3% of the outstanding capital stock of this subsidiary is owned by Allen Telecom, Inc. which also owns options to acquire the remaining 35.7%.

(11) Allen Telecom Inc. has subscribed to a 19.9% interest in WINDATA Inc. and also owns an option to acquire the remaining 80.1%.



17-Mar-98